Exhibit 32.2

TIBCO SOFTWARE INC.

CERTIFICATION

I, Murray D. Rode, Chief Financial Officer and Executive Vice President, Strategic Operations of TIBCO Software Inc. (the “Company”), do hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. Section 1350, that, to my knowledge:

(a)	the Annual Report on Form 10-K of the Company for the fiscal year ended November 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 25, 2008	/s/ Murray D. Rode
Murray D. Rode
Chief Financial Officer and Executive Vice President, Strategic Operations

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TIBCO Software Inc. and will be retained by TIBCO Software Inc. and furnished to the Securities and Exchange Commission or its staff upon request.